Exhibit 13.2

  CERTIFICATION FURNISHED PURSUANT TO RULE 13a-14(b) (17 CFR 240.13a-14(b)) OR RULE 15d-14(b) (17 CFR 240.15d-14(b)) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. 1350), PROMULGATED UNDER SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Havas, a French company (the "Company") for the year ended December 3l, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Havas hereby certifies, to such officer's knowledge, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 9, 2006


                                    By: /s/ Herve Philippe
                                       ---------------------------------------
                                    Name:  Herve Philippe
                                    Title: Chief Financial Officer
                                           (principal financial officer)

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, and 18 U.S.C. ss. 1350, is not being filed as part of the Report or as a separate disclosure document and will not be deemed "filed" for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.